                                                              EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports dated May 22, 1998, and to all references to our Firm, included in or made a part of this registration statement.



                                         /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
  October 21, 1998